Exhibit j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 59 and Amendment No. 62 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 29, 2024 on the financial statements and financial highlights of GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF, GraniteShares Hips U.S. High Income ETF, and GraniteShares NASDAQ Select Disruptors ETF, each a series of GraniteShares ETF Trust. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which are also incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 18, 2024